UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

WIRELESS FACILITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

4810 Eastgate Mall
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2006, WFI Government Services, Inc. (“Parent”), a wholly-owned subsidiary of Wireless Facilities, Inc. (“WFI”), entered into a Merger Agreement (the “Merger Agreement”) with Madison Research Corporation (“MRC”).  Pursuant to the Merger Agreement, a wholly-owned subsidiary of Parent shall be merged with and into MRC (the “Merger”), and MRC shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Alabama as a wholly-owned subsidiary of Parent after the Merger.  The completion of the Merger is subject to customary closing conditions.  The Board of Directors of each of Parent and MRC approved the Merger and the Merger Agreement.

The aggregate merger consideration to be paid by Parent in connection with the Merger is $69,000,000 in cash, subject to certain adjustments, of which ten percent shall be withheld as security for satisfaction of certain indemnification obligations and payable over eighteen months following the closing date of the Merger pursuant to the terms of the Merger Agreement.  Parent shall pay the purchase price with a combination of its current cash and cash to be provided under a $85,000,000 credit facility to be provided by KeyBank National Association (“KeyBank”) pursuant to the terms of that certain Facility Letter and Term Sheet by and among WFI and KeyBank, dated August 4, 2006 (collectively, the “Facility Letter”).

The foregoing descriptions of the Merger Agreement and the Facility Letter do not purport to be complete and are qualified in their entirety by the Merger Agreement and the Facility Letter attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  WFI issued a press release on August 8, 2006 regarding the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about WFI, Parent and MRC.  The Merger Agreement contains representations and warranties that each of WFI, Parent and MRC made to the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.03 Creation of a Direct Financial Obligation.

In connection with the proposed Merger referred to in Item 1.01 of this Current Report on Form 8-K, WFI entered into that certain Facility Letter, dated August 4, 2006, with KeyBank National Association for a $85,000,000 senior credit facility (the “Credit Facility”).  Pursuant to the terms of the Facility Letter, the Credit Facility will be a five year revolving credit facility and will include a $10,000,000 sub-limit for letters of credit. The proceeds under the Credit Facility may be used for general corporate purposes including refinancing or existing bank debt, working capital and acquisitions.  The terms of the Credit Facility agreement shall contain  representations and warranties, as well as reporting and financial covenants, customary for financings of this type.  Among other things, the provisions of the Credit Facility shall limit the incurrence of additional debt and require the maintenance of certain financial ratios.

The foregoing descriptions of the Facility Letter does not purport to be complete and is qualified in its entirety by the Facility Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1

Merger Agreement, dated August 8, 2006, by and among Wireless Facilities, Inc., WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Facility Letter, dated August 4, 2006, by and between Wireless Facilities, Inc. and KeyBank National Association.
99.1	Press Release of Wireless Facilities, Inc. issued on August 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: August 14, 2006	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Merger Agreement, dated August 8, 2006, by and among Wireless Facilities, Inc., WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Facility Letter, dated August 4, 2006, by and between Wireless Facilities, Inc. and KeyBank National Association.
99.1	Press Release of Wireless Facilities, Inc. issued on August 8, 2006.